UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 23, 2021

Date of report (date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3753 Howard Hughes Parkway, Ste 200-849, Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

(800) 292-3909

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2021, MusclePharm Corporation (the “Company”) and NBF Holdings Canada Inc. (“Nutrablend”) entered into an Amendment to a Settlement Agreement (“Amended Agreement”) that was originally entered into on September 25, 2020. Pursuant to the Amended Agreement, the Company is no longer obligated to issue Purchase Orders to Nutrablend as stated in the Settlement Agreement, which, as stated in the Initial 8-K dated September 25, 2020, consisted of at least (i) $1,500,000 from September 1, 2020 through November 30, 2020; (ii) $1,800,000 from December 1, 2020 through February 28, 2021; (iii) $2,100,000 from March 1, 2021 through May 31, 2021; (iv) $2,100,000 from June 1, 2021 through August 31, 2021; and (v) $1,400,000 from September 1, 2021 through October 30, 2021. The Monthly Payments provision of the Settlement Agreement remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name:	Ryan Drexler Title: Chief Executive Officer

Date: September 30, 2021